Exhibit 99.1

For: Authentidate Holding Corp.

Berkeley Heights, NJ

July 22, 2014

Authentidate Holding Corp. Provides Business Update

Increasing Estimates for Telehealth Patient Lives and Expenditures and Recent Commercial

Market Developments Expected to Drive Growth

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure, web-based software applications and telehealth products and services for healthcare organizations, today announced its business strategy for 2014 - 2015 and summarized for investors recent contract wins, both inside and outside the Department of Veterans Affairs (VA).

“We believe that the underlying investment thesis for our company remains promising as evidenced by our recent new contract signings, both in the government and commercial sectors, as well as the near and long-term new business opportunities we are pursuing,” said Ben Benjamin, Chief Executive Officer at Authentidate. “While there were challenges to overcome during the past fiscal year, we are confident the current climate of healthcare reforms and industry trends to lower costs, automate healthcare processes and shift to preventative patient care will be significant growth drivers for our business.”

Authentidate summarized recent business achievements which it believes is an indication of progress in the commercialization of the company’s innovative healthcare technologies.

Recent Developments Include:

•	The U.S. General Services Administration (GSA), the procurement arm of the Federal government, awarded the company an Information Technology Equipment Schedule 70 contract for Inscrybe® Discharge and Referral and Order Management products. This achievement significantly increases Authentidate’s addressable market as it will enable all US government agencies to purchase Authentidate’s solutions.

•	The Department of Veterans Affairs exercised its third option to extend the term of our contract for Home Telehealth Devices and Services. This indicates the VA’s commitment to Authentidate.

•	Yankee Alliance, a leading healthcare group purchasing organization, awarded Authentidate two contracts for our telehealth products and services and our automated hospital discharge solution to enable Authentidate to market its solutions to Yankee Alliances’ members.

•	Canton-Potsdam Hospital of New York selected our InscrybeMD® telehealth solution to support their remote patient monitoring needs for their growing community care network.

•	Florida Hospital Memorial Medical Center selected our InscrybeMD telehealth solution to provide clinical services to their patients remotely.

•	We have recently added a number of new customers for our telehealth and referral and order management products and services.

Mr. Benjamin continued, “We remain confident that we have the right long-term strategy and the right technology offerings at the right time in the healthcare software and telehealth space. The government and commercial markets continue to validate our business plan and our solutions through selection and acceptance of our products and services. We have invested significantly in building a platform that we believe will support innovative and far-reaching healthcare services for many years to come, and we are focused on achieving long-term growth and profitability for the benefit of our shareholders. While more moderate than we originally expected, our last fiscal year will be a year of growth for our company. Our pipeline is broader and remains solid, and we believe the long-term demand for our products and services will continue to increase as the Affordable Care Act and other healthcare reforms are implemented. We expect to be announcing additional new business signings in the quarters ahead.”

“The executive management team and board of directors believe the company’s share price today does not adequately reflect the opportunity we have in front of us and the progress we’ve made to date. To affirm our views and ensure alignment of management’s and the board’s interests with that of our shareholders, we implemented a compensation modification program back in 2010. Under this program, company executives, including myself, agreed to take a significant portion of our salaries in restricted stock. Similarly, our directors receive all of their board compensation in options or restricted stock. We remain committed to our long range business plan; we are excited about our future prospects and continue to be personally invested in positive outcomes for our business.”

For more information about Authentidate’s Telehealth, Inscrybe Discharge and Inscrybe Referral and Order Management services and solutions, please visit the company’s website at www.authentidate.com

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company website www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts: Peter Seltzberg, Hayden IR, peter@haydenir.com (646) 415-8972

Brett Maas, Hayden IR, Brett@haydenir.com (646) 536-7331

Source: Authentidate Holding Corp.

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